CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 19, 2026, relating to the financial statements of Goosehead Insurance, Inc. and the effectiveness of the Goosehead Insurance, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Goosehead Insurance, Inc. for the year ended December 31, 2025.
/s/ Deloitte & Touche LLP

Dallas, Texas
March 12, 2026